UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 27, 2017

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2017, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) took several actions regarding executive compensation.

The Compensation Committee approved the 2017-2019 Restricted Share Unit Program (the “Program”), under which long term incentive awards may be made to employees at the level of senior vice president or above.

Having approved the Program, the Compensation Committee made long term incentive plan awards in the form of Restricted Share Units, or RSUs, under the Program, and granted restricted shares to the Company’s Chief Executive Officer, Chief Financial Officer and certain other executive officers (collectively, the “Executive Officers”), and to certain other employees. Issuance of shares in respect of the RSUs, if any, depends on the Company’s total return to shareholders over a measurement period, generally three years.

The Compensation Committee also approved the Company’s 2017 annual cash incentive plan, under which awards may be made to employees at the level of director or above. As a part of the 2017 annual cash incentive plan, the Committee made annual incentive compensation opportunity awards to the Executive Officers, as well as to certain other employees. Payments pursuant to these Opportunity Awards will be made after the Company’s results for 2017 are determined.

2017 Long Term Incentive Plan Awards

The Compensation Committee made long term incentive awards to the Executive Officers, with 50% in the form of market based performance-contingent RSUs and 50% in the form of time-based restricted shares.

Market Based Performance-Contingent RSUs. Under the Program, the number of common shares to be issued by the Company with respect to the RSUs, if any, depends on the Company’s performance in terms of total return to shareholders (“TRS”) for the three-year period beginning January 1, 2017 and ending on the earlier of December 31, 2019 or the date of a change in control of the Company (the “Measurement Period”) relative to the TRS for the Measurement Period of other real estate investment trusts comprising a leading index of real estate investment trusts (the “Index REITs”). If the Company’s TRS performance over the Measurement Period is below the 25th percentile of the Index REITs, then no shares will be earned. If the Company’s TRS during the Measurement Period is equal to or above the 25th percentile of the Index REITs, then a number of shares ranging from 50% up to a maximum of 150% (at or above the 75th percentile) of the award will be earned. Dividends on our common shares are deemed to also be paid with respect to RSUs and are credited to the RSU accounts and applied to “acquire” more RSUs for the account of the Executive Officer at the 20-day average closing price per common share ending on the dividend payment date. Awards will be paid in common shares in an amount based on the number of RSUs in the recipient’s account at the end of the Measurement Period. Participants in the Program may elect to defer receipt of common shares earned.

The following table sets forth information regarding RSUs granted to the Executive Officers pursuant to the Program:

Name	Number of RSUs	Dollar Value
Joseph F. Coradino	58,976	$1,031,250
Robert F. McCadden	24,983	436,852
Bruce Goldman	13,969	244,266
Mario C. Ventresca Jr.	10,723	187,500
Andrew M. Ioannou	9,207	161,000

Restricted Shares. With respect to the portion of the long-term incentive awards made in the form of time-based restricted shares, these shares generally will vest in three equal annual installments on February 15th of the years following the date of grant, subject to continued employment. During the period that the restricted shares have not vested, the recipient is entitled to vote the shares and to receive an amount equal to the dividends that would have been paid on the shares if they had vested at the grant date.

The following table sets forth the number of restricted shares granted to the Executive Officers:

Name	Number of Restricted Shares	Dollar Value
Joseph F. Coradino	58,976	$1,031,250
Robert F. McCadden	24,983	436,852
Bruce Goldman	13,969	244,266
Mario C. Ventresca Jr.	10,723	187,500
Andrew M. Ioannou	9,207	161,000

The grants of restricted shares were made pursuant to the Second Amended and Restated 2003 Equity Incentive Plan, as amended. The Second Amended and Restated 2003 Equity Incentive Plan was filed as Exhibit 10.3 to PREIT’s Quarterly Report on Form 8-K filed on June 12, 2012, and is incorporated herein by reference.

2017 Annual Incentive Compensation Plan

Under the 2017 annual incentive compensation plan, the Compensation Committee approved threshold (i.e., minimum), target and outperformance (i.e., maximum) annual cash incentive opportunity levels, expressed as a percentage of base salary, that the Executive Officers are eligible to receive.

The level of the award that each of the Executive Officers is eligible to receive will depend upon theCompany’s 2017 Funds From Operations (“FFO”) per share and, if and to the extent that the Committee so determines, other performance metrics. FFO is a commonly used measure of operating performance and profitability in the real estate industry, and the Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts. FFO is the core corporate performance measure used to determine the level of the awards, and will be the primary metric used in determining the amount of the award payments. The Compensation Committee has the authority under the awards to also consider Same Store net operating income, the Company’s leverage, comparable store sales per square foot, non-anchor occupancy, gross rent renewal spreads, general and administrative expenses as a percentage of revenue, occupancy costs, and the results of the Company’s anchor tenant replacement program as other metrics in assessing the Company’s performance. If the Compensation Committee determines to utilize one or more performance metrics other than FFO, then the Company’s performance relative to such factors as determined by the Compensation Committee would be an additional basis for determining a portion of the amount of the award payment.

The following table sets forth the award threshold, target and outperformance levels for the Executive Officers under the 2017 annual incentive compensation plan, expressed as a percentage of base salary:

	Incentive Award Opportunity as a Percentage of Base Salary
Title	Threshold	Target	Outperformance
Joseph F. Coradino	67.5%	135%	270%
Robert F. McCadden	40%	80%	160%
Bruce Goldman	40%	80%	160%
Mario C. Ventresca Jr.	30%	60%	120%
Andrew M. Ioannou	30%	60%	120%

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: March 3, 2017	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel